EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2014 Second Quarter Results

STAMFORD, Conn., May 7, 2014 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2014 second quarter and the six-month period ended March 31, 2014.

Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013

For the fiscal 2014 second quarter Star reported a 13.6 percent increase in total revenue to $892.2 million, compared with $785.1 million in the prior-year period, driven largely by a 14.9 percent increase in total volume.

Home heating oil and propane volume for the fiscal 2014 second quarter increased by 23.5 million gallons versus the fiscal 2013 second quarter, to 187.9 million gallons, as the impact of colder temperatures and the additional volume provided by acquisitions more than offset the impact of net customer attrition in the base business for the twelve months ended March 31, 2014, conservation and other factors. Temperatures in Star's geographic areas of operation for the fiscal 2014 second quarter were 14.6 percent colder than the fiscal 2013 second quarter and 12.3 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration.

During the fiscal 2014 second quarter net income increased by $10.5 million to $52.2 million, as the impact of colder temperatures and higher home heating oil and propane per gallon margins was partially offset by an unfavorable change in the fair value of derivative instruments of $7.6 million.

Adjusted EBITDA increased by $26.9 million to $103.0 million during the fiscal 2014 second quarter, as the impact of colder temperatures, higher home heating oil and propane per gallon margins and acquisitions more than offset the volume decline in the base business attributable to net customer attrition for the twelve months ended March 31, 2014 and other factors as well as increases in operating and service costs largely attributable to the additional volume and numerous snow storms during the three months ended March 31, 2014.

"Star's fiscal second quarter, from a weather standpoint, played to our strengths – with very cold temperatures and several winter storms driving above-normal volumes while, at the same time, allowing us to demonstrate the true value of excellent customer service," said Steve Goldman, Star Gas Partners' Chief Executive Officer. "We again saw a modest net gain in our base business accounts during the period, as some of our competitors simply could not keep up with the demands caused by severe weather across much of the East Coast. I'm proud of our team's performance in meeting the needs of our current customers and, due to our reliable, dependable service, in expanding the business organically.

"In addition, we closed on one of our most important acquisitions this quarter – Griffith Energy – and we already see many opportunities to leverage its footprint for further growth going forward. The integration of Griffith into Star is essentially complete, and the operations are already working seamlessly together. As we approach the non-heating season, we'll continue work on expanding our service offerings to drive continued performance improvement."

As previously announced, the Partnership acquired the equity of Griffith for $69.9 million plus estimated working capital, which amounted to $28.8 million (net of $4.2 million cash acquired) at closing, on March 4, 2014.

Six Months Ended March 31, 2014 Compared to Six Months Ended March 31, 2013

For the six months ended March 31, 2014 Star reported an 8.5 percent increase in total revenue to $1.4 billion, versus $1.3 billion in the prior-year period, driven by a 10.8 percent increase in total volume.

Home heating oil and propane volume for the first half of fiscal 2014 increased by 30.1 million gallons, or 11.5 percent, to 291.6 million gallons, as colder temperatures and the additional volume provided by acquisitions more than offset the negative impact of net customer attrition in the base business for the twelve months ended March 31, 2014, conservation and other factors. Temperatures in Star's geographic areas of operation for the first half of fiscal 2014 were 11.1 percent colder than the prior-year's comparable period and 6.7 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income increased by $20.1 million to $71.5 million due to the impact of colder weather, higher per gallon home heating oil and propane margins, acquisitions and a favorable change in the fair value of derivative instruments of $5.9 million.

Adjusted EBITDA increased by $31.8 million, or 29.7 percent, to $138.8 million as the impact of colder temperatures, higher home heating oil and propane per gallon margins and acquisitions more than offset the volume decline in the base business attributable to net customer attrition for the twelve months ended March 31, 2014 and other factors, including the favorable impact of the storm "Sandy" on motor fuel sales and service and installation revenue in the prior year's comparable period, and higher operating and service costs largely attributable to the colder temperatures and the numerous snow storms during the six months ended March 31, 2014.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;

  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;

  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;

  our operating performance and return on invested capital as compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure; and

  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies and each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, should not be considered in isolation and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a conference call and webcast tomorrow, May 8, 2014, at 11:00 a.m. Eastern Time. The conference call dial-in number is 888-335-0893 or 970-315-0470 (for international callers). A webcast is also available at www.star-gas.com/events.cfm and at www.vcall.com

About Star Gas Partners, L.P.

Star Gas Partners, L.P. is a full service provider specializing in the sale of home heating products and services  to residential and commercial customers to heat their homes  and buildings. The Partnership also services and sells heating and air conditioning equipment to its home heating oil and propane customers and to a lesser extent, provides these offerings to customers outside of  its home heating oil and propane customer base. In certain of Star's marketing areas, the Partnership provides home security and plumbing services primarily to its home heating oil and propane customer base. Star also sells diesel fuel, gasoline and home heating oil on a delivery only basis. Star is the nation's largest retail distributor of home heating oil, based upon sales volume, operating throughout the Northeast and Mid-Atlantic. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2013 and under the heading "Risk Factors" in our Quarterly Report on Form 10-Q (the "Form 10-Q") for the fiscal Quarter ended March 31, 2014. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q and Form 10-K. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2014	September 30, 2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$ 12,955	$ 85,057
Receivables, net of allowance of $10,960 and $7,928, respectively	377,817	96,124
Inventories	60,147	68,150
Fair asset value of derivative instruments	47	646
Current deferred tax assets, net	12,229	32,447
Prepaid expenses and other current assets	25,745	23,456
Total current assets	488,940	305,880

Property and equipment, net	68,996	51,323
Goodwill	204,268	201,130
Intangibles, net	110,899	66,790
Deferred charges and other assets, net	11,175	7,381
Total assets	$ 884,278	$ 632,504

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$ 42,085	$ 18,681
Revolving credit facility borrowings	165,741	--
Fair liability value of derivative instruments	2,917	3,999
Accrued expenses and other current liabilities	141,552	87,142
Unearned service contract revenue	49,610	40,608
Customer credit balances	22,289	70,196
Total current liabilities	424,194	220,626

Long-term debt	124,515	124,460
Long-term deferred tax liabilities, net	7,697	19,292
Other long-term liabilities	7,385	8,845

Partners' capital
Common unitholders	342,608	282,289
General partner	266	3
Accumulated other comprehensive loss, net of taxes	(22,387)	(23,011)
Total partners' capital	320,487	259,281
Total liabilities and partners' capital	$ 884,278	$ 632,504

(tables follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2014	2013	2014	2013

Sales:
Product	$ 839,953	$ 732,949	$ 1,303,340	$ 1,187,419
Installations and service	52,288	52,190	109,511	114,245
Total sales	892,241	785,139	1,412,851	1,301,664
Cost and expenses:
Cost of product	639,564	571,790	998,141	928,403
Cost of installations and service	53,032	51,338	106,475	108,559
(Increase) decrease in the fair value of derivative instruments	4,105	(3,447)	(1,353)	4,518
Delivery and branch expenses	92,428	83,322	160,828	151,709
Depreciation and amortization expenses	4,917	4,321	9,276	8,679
General and administrative expenses	6,449	4,761	11,855	9,252
Finance charge income	(2,207)	(2,174)	(3,211)	(3,262)
Operating income	93,953	75,228	130,840	93,806
Interest expense, net	(4,274)	(4,014)	(7,897)	(7,431)
Amortization of debt issuance costs	(390)	(418)	(811)	(910)
Income before income taxes	89,289	70,796	122,132	85,465
Income tax expense	37,073	29,117	50,628	34,034
Net income	$ 52,216	$ 41,679	$ 71,504	$ 51,431
General Partner's interest in net income	294	225	403	278
Limited Partners' interest in net income	$ 51,922	$ 41,454	$ 71,101	$ 51,153

Per unit data (Basic and Diluted):
Net income available to limited partners	$ 0.90	$ 0.69	$ 1.24	$ 0.85
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	0.15	0.11	0.21	0.13
Limited Partner's interest in net income under FASB ASC 260-10-45-60	$ 0.75	$ 0.58	$ 1.03	$ 0.72

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	57,468	59,837	57,490	60,192

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2014	2013

Net income	$ 52,216	$ 41,679
Plus:
Income tax expense	37,073	29,117
Amortization of debt issuance cost	390	418
Interest expense, net	4,274	4,014
Depreciation and amortization	4,917	4,321
EBITDA (a)	98,870	79,549

(Increase) / decrease in the fair value of derivative instruments	4,105	(3,447)
Adjusted EBITDA (a)	102,975	76,102

Add / (subtract)
Income tax expense	(37,073)	(29,117)
Interest expense, net	(4,274)	(4,014)
Provision for losses on accounts receivable	3,682	4,440
Increase in accounts receivables	(132,409)	(102,170)
Decrease in inventories	29,286	41,432
Decrease in customer credit balances	(32,306)	(39,786)
Change in deferred taxes	4,858	7,787
Change in other operating assets and liabilities	36,700	24,539
Net cash used in operating activities	$ (28,561)	$ (20,787)

Net cash used in investing activities	$ (99,929)	$ (1,261)

Net cash provided by financing activities	$ 58,211	$ 18,300

Home heating oil and propane gallons sold	187,900	164,400

(a) Fiscal year 2013 operating income, EBITDA and Adjusted EBITDA have been revised to reflect the reclassification of finance charge income from interest expense, net.

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2014	2013

Net income	$ 71,504	$ 51,431
Plus:
Income tax expense	50,628	34,034
Amortization of debt issuance cost	811	910
Interest expense, net	7,897	7,431
Depreciation and amortization	9,276	8,679
EBITDA (a)	140,116	102,485

(Increase) / decrease in the fair value of derivative instruments	(1,353)	4,518
Adjusted EBITDA (a)	138,763	107,003

Add / (subtract)
Income tax expense	(50,628)	(34,034)
Interest expense, net	(7,897)	(7,431)
Provision for losses on accounts receivable	4,478	6,203
Increase in accounts receivables	(240,013)	(208,565)
Decrease in inventories	13,146	5,749
Decrease in customer credit balances	(52,425)	(62,389)
Change in deferred taxes	8,190	8,651
Change in other operating assets and liabilities	64,686	43,444
Net cash used in operating activities	$ (121,700)	$ (141,369)

Net cash used in investing activities	$ (102,850)	$ (2,093)

Net cash provided by financing activities	$ 152,448	$ 45,939

Home heating oil and propane gallons sold	291,600	261,500

(a) Fiscal year 2013 operating income, EBITDA and Adjusted EBITDA have been revised to reflect the reclassification of finance charge income from interest expense, net.
CONTACT: Star Gas Partners
         Investor Relations
         203/328-7310

         Chris Witty
         Darrow Associates
         646/438-9385 or
         cwitty@darrowir.com